EXHIBIT NO. 99.1

TRUSTEE’S NOTICE TO THE HOLDERS OF CABCO TRUST FOR J.C. PENNEY DEBENTURES

CUSIP NO. * 126797208 DATED MAY 18, 2020

Global Corporate Trust Services

60 Livingston Avenue

EP-MN-WS1D

Saint Paul, MN 55107

usbank.com

NOTICE

To the Holders of

CABCO Trust for J. C. Penney Debentures

CUSIP No. * 126797208

TO DEPOSITORIES, NOMINEES, CUSTODIANS AND OTHER INTERMEDIARIES: THIS TRANSMITTAL CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE BENEFICIAL OWNERS OF THE SUBJECT SECURITIES. ALL DEPOSITORIES, NOMINEES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO THE BENEFICIAL OWNERS OF SUCH SECURITIES OR OTHER SUCH REPRESENTATIVES WHO ARE AUTHORIZED TO TAKE ACTION IMMEDIATELY. YOUR FAILURE TO ACT PROMPTLY IN COMPLIANCE WITH THIS PARAGRAPH MAY IMPAIR THE ABILITY OF THE BENEFICIAL OWNERS ON WHOSE BEHALF YOU ACT TO TAKE APPROPRIATE ACTIONS CONCERNING THE MATTERS DESCRIBED IN THIS NOTICE.

TO HOLDERS: YOU SHOULD READ THIS NOTICE AND ANY ACCOMPANYING EXHIBIT(S) THOROUGHLY AND CAREFULLY. YOUR RIGHTS MAY BE AFFECTED. PLEASE TAKE NOTE OF ANY DEADLINES SET FORTH HEREIN. YOU SHOULD DISCUSS THE INFORMATION HEREIN WITH YOUR ATTORNEY AND/OR OTHER ADVISORS. IF YOU DO NOT HAVE AN ATTORNEY OR ADVISOR, YOU MAY WISH TO ENGAGE ONE. HOLDERS SHOULD NOT RELY ON THIS NOTICE OR THE TRUSTEE AS THEIR SOLE SOURCE OF INFORMATION.

*	The CUSIP numbers are included herein solely for the convenience of the registered owners of the Certificates. No representation is made as to the correctness or accuracy of the CUSIP numbers.

Reference is made to the agreements (collectively, the “Governing Agreements”) governing the CABCO Trust For J.C. Penney Debentures (the “Trust”) including, without limitation: (i) the Amended and Restated Trust Agreement, dated March 25, 1999 (the “Trust Agreement”); and (ii) the Standard Terms and Provisions of Series Trust Agreement (the “Standard Terms”), between Corporate Asset Backed Corporation, as depositor and U.S. Bank National Association, as trustee (the “Trustee”), as successor to The Bank of New York Mellon (successor to United States Trust Company of New York). Capitalized terms used and not defined herein have the respective meanings given to them in the Governing Agreements.

This notice is given to you by U.S. Bank National Association, not in its individual capacity, but solely in its capacity as Trustee of the Trust under the Governing Agreements.

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Notice of Event of Default

This notice is being provided to Holders in accordance with Section 5.02 of the Standard Terms.

On May 15, 2020, J. C. Penney Company, Inc. filed for bankruptcy in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (Case No. 20-20182).1 This filing constitutes an event of default with respect to the Bonds. The Bonds held by the Trust consist of J.C. Penney Company, Inc. 7.625% debentures due March 1, 2097, CUSIP 708160BL9, with a face value of $52,650,000.

Holders wishing to direct the Trustee to take specific action with respect to the foregoing should contact the Trustee via the contact information below. Before taking such action, Holders will need to provide the Trustee with sufficient direction and satisfactory indemnity, in accordance with the terms of the Governing Agreements. Please also note that J. C. Penney Corporation, Inc.’s bankruptcy filing may restrict the actions that the Trustee is able to take.

Questions regarding this notice may be directed to the Trustee via email at janet.ohara@usbank.com. Holders with other questions may contact Bondholder Services at (800) 934-6802, option #4; or, at their web site, located at www.usbank.com/corp_trust/bondholder_contact.html. In connection with any such questions, Unitholders may be asked to verify their holdings in the Trust.

In addressing inquiries that may be directed to it, the Trustee may conclude that a specific response to a particular inquiry from an individual Holder is not consistent with equal and full dissemination of information to all Holders. To protect the interests of all Holders, the Trustee may condition any response to inquiries by Holders upon the execution and delivery of a confidentiality agreement and may determine not to disclose certain information.

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Holders and other persons interested in the Trust should not rely on the Trustee, its counsel, or any other advisors that may be retained by the Trustee, as their sole source of information.

[1]

Holders can review and/or monitor certain court filings in the bankruptcy proceedings via the website maintained by Prime Clerk at https://cases.primeclerk.com/JCPenney/. The Trustee makes no representations about the timeliness, completeness or accuracy of information posted to this website.

Although this notice contains a summary of certain information, this notice is not a complete summary or statement of such information, of relevant law, or of relevant legal procedures and the Trustee makes no representation and accepts no responsibility or liability as to the completeness or accuracy of the information provided herein. Holders should carefully consider the implications of the matters described in this notice and consult with their own legal and financial advisors.

Please note that this notice is not intended and should not be construed as investment, accounting, financial, legal, tax, or other advice by or on behalf of the Trustee, or its directors, officers, affiliates, agents, attorneys, or employees. Each person or entity receiving this notice should seek the advice of its own advisors in respect of the matters set forth herein.

Please be further advised that the Trustee reserves all of the rights, powers, claims, and remedies available to it under the Governing Agreements and applicable law. No delay or forbearance by the Trustee in exercising any right or remedy accruing upon the occurrence of a default, or otherwise under the terms of the Governing Agreements, other documentation relating thereto or under applicable law, shall impair any such right or remedy or constitute a waiver thereof or acquiescence therein.

The Trustee expressly reserves all rights in respect of the Governing Agreements including, without limitation, its right to recover its fees and costs (including, without limitation, fees and costs incurred or to be incurred by it in performing its duties, indemnities owing or to become owing to it, compensation for its time spent, and reimbursement for fees and costs of counsel and other agents it employs in performing its duties or to pursue remedies) and its right, prior to exercising any rights or powers in connection with the Governing Agreements at the request or direction of any Holder, to receive security or indemnity satisfactory to it against all costs, expenses, and liabilities which might be incurred in compliance therewith, and all rights that may be available to it under applicable law or otherwise.

Prior to any distribution to Holders, to the extent permitted under the Governing Agreements, funds held by the Trustee may be used first for payment of the fees and costs incurred or to be incurred by the Trustee in performing its duties, as well as for any indemnities owing or to become owing to the Trustee. This includes, but is not limited to, compensation for Trustee time spent, and the fees and costs of counsel and other agents it employs, to pursue remedies or other actions, including the resolution of the issues described in this notice.

Recipients of this notice are cautioned that this notice is not evidence that the Trustee will recognize the recipient as a Holder.

Dated: May 18, 2020

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity, but solely as Trustee

cc:

Addressees Listed on Schedule I

Schedule I

Corporate Asset Backed Corporation

68 South Service Road

Suite 120

Melville, New York 11747

Moody’s Investors Services, Inc.

100 Broadway

New York, N.Y.    10005

Standard & Poor’s

55 Water Street

New York, New York 10004